UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 13, 2023

Date of Report (date of earliest event reported)

Steel Connect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 32nd Floor New York New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 520-2300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	STCN	Nasdaq Capital Market
Rights to Purchase Series D Junior Participating Preferred Stock	--	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 13, 2023, Steel Connect, Inc. (the “Company”) received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not in compliance with Nasdaq’s Listing Rule 5550(a)(2), as the minimum bid price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), has been below $1.00 per share for the 30 consecutive business day period between May 1, 2023, through June 12, 2023 (the “Minimum Bid Price Requirement”). The notification of noncompliance has no immediate effect on the listing or trading of the Common Stock on The Nasdaq Capital Market.

The Company has 180 calendar days, or until December 11, 2023 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the minimum bid price of the Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during the Compliance Period. In the event the Company does not regain compliance with the Minimum Bid Price Requirement during the Compliance Period, the Company may be eligible for an additional 180-calendar day compliance period if it meets all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice of its intention to cure the bid deficiency during the second compliance period by effecting a reverse stock split, if necessary. If the Company does not regain compliance with the Minimum Bid Price Requirement by the end of the Compliance Period (or the second compliance period, if applicable), the Common Stock will become subject to delisting. In the event that the Company receives notice that the Common Stock is being delisted, the Nasdaq listing rules permit the Company to appeal a delisting determination by the Nasdaq staff to a hearings panel.

The Company is seeking to regain compliance with the Minimum Bid Price Requirement prior to the expiration of the Compliance Period by implementing the Company’s previously announced reverse/forward stock split scheduled to be effective as of June 21, 2023. On a net basis, the reverse/forward stock split will result in an approximate 1-for-9.333 reverse stock split. As previously disclosed, on June 22, 2023, the Company will begin trading on a reverse/forward stock split-adjusted basis on the Nasdaq Capital Market. However, there can be no assurance that the reverse/forward split will increase the market price of the Common Stock in proportion to the reverse/forward split or, even if it does, that such price will be maintained for any period of time or the Company will be able to regain and maintain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023	Steel Connect, Inc.

	By:	/s/ Jason Wong
Name: Jason Wong
Title: Chief Financial Officer